UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2011, K-V Pharmaceutical Company (the “Company”) entered into an Engagement Letter Agreement (“Agreement”) with Gregory S. Bentley, Esq., a member of the Board of Directors of the Company. The Agreement is for Mr. Bentley to serve as outside legal counsel to the Company on certain matters related to Makena™ and other such legal matters that may be agreed upon from time to time. The legal advice and services will be billed at an hourly rate of $350. Mr. Bentley also will be entitled to reimbursement for related out-of-pocket expenses. The Agreement may be terminated at any time by either party.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a Board of Directors meeting held on September 8, 2011, the Company’s Board of Directors approved the recommendation of its Compensation Committee that the Company grant discretionary bonuses to: Gregory J. Divis, President and Chief Executive Officer of the Company, in the amount of $130,000; and Thomas S. McHugh, Chief Financial Officer and Treasurer of the Company, in the amount of $75,000. Also in accordance with the recommendation of the Compensation Committee, the Board of Directors elected not to increase the base salary of any executive officer of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Company Stockholders held on September 8, 2011, the stockholders: (1) elected Robert E. Baldini, Gregory S. Bentley, Mark A. Dow, David S. Hermelin, Joseph D. Lehrer, David Sidransky, M.D., and Ana I. Stancic to serve as directors with terms expiring at the Annual Meeting of Stockholders to be held in 2012; (2) approved the K-V Pharmaceutical Company Long-Term Incentive Plan; (3) approved the advisory resolution on the compensation of executive officers; (4) adopted one year as the frequency of shareholder votes on executive compensation; and (5) ratified the appointment of the independent registered public accounting firm, BDO USA, LLP, as the Company’s registered independent accounting firm for the fiscal year ending March 31, 2012.

The matters acted upon at the Annual Meeting, and the voting tabulation for each matter, were as follows:

1.	Election of seven directors:

Class 1 Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert E. Baldini	8,365,748	49,570	1,736,326

Gregory S. Bentley	8,367,118	48,200	1,736,326

Mark A. Dow	8,369,431	45,887	1,736,326

David S. Hermelin	8,239,840	175,478	1,736,326

Joseph D. Lehrer	8,370,785	44,533	1,736,326

David Sidransky, M.D.	8,368,491	46,827	1,736,326

Ana I. Stancic	8,367,016	48,302	1,736,326

2.	Approval of the K-V Pharmaceutical Company Long-Term Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,229,685	179,785	5,848	1,736,326

3.	Approval of the Advisory Resolution on Compensation of Executive Officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6 ,444,538	1,964,740	6,040	1,736,326

4.	Approval of One Year as the Frequency of Shareholder Votes on Executive Compensation:

1yr	2yr	3yr	Abstentions
8,246,773	32,381	36,860	99,304

The Company has decided that it will include a shareholder vote on the compensation of executives in its proxy materials annually until the next required vote on the frequency of stockholder votes on executive compensation.

5.	Ratification of BDO USA, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending March 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,087,938	16,433	47,273	0

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
General Counsel and Secretary